As filed with the Securities and Exchange Commission on September 9, 2009
Registration No. 333-_____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

05-0376157
(I.R.S. Employer Identification Number)

260 Lake Road
Dayville, Connecticut 06241
Telephone: (860) 779-2800

 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
________________________

MARK E. SHAMBER
Senior Vice President, Chief Financial Officer and Treasurer
United Natural Foods, Inc.
260 Lake Road
Dayville, Connecticut 06241
(860) 779-2800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

________________________

Copy to:

JOSEPH J. TRAFICANTI General Counsel United Natural Foods, Inc. 260 Lake Road Dayville, Connecticut 06241 (860) 779-2800	F. MITCHELL WALKER, JR., ESQ. Bass, Berry & Sims PLC 315 Deaderick Street, Suite 2700 Nashville, Tennessee (615) 742-6200
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Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after this registration statement becomes effective.

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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)(2)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Debt Securities

(1)
An indeterminate number or amount and aggregate initial offering price of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon exercise, conversion or exchange of other securities.  Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

United Natural Foods, Inc.

Common Stock
Preferred Stock
Warrants
Debt Securities

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This prospectus relates to common stock, preferred stock, warrants and debt securities that we may offer from time to time.  The securities may be offered in an amount or number, at prices and on other terms and conditions to be determined at the time of sale and described in a prospectus supplement accompanying this prospectus.

We may offer and sell the securities on a continuous or delayed basis to or through one or more underwriters, dealers or agents, or directly to the purchasers.  We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through agents. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

We will provide the specific terms of each offering of our securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “UNFI.”

The mailing address of our principal executive offices is 260 Lake Road, Dayville, Connecticut 06241. Our telephone number is (860) 779-2800.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or consummate sales of securities unless accompanied by a prospectus supplement.

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The date of this prospectus is September 9, 2009.

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This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or the accompanying prospectus supplement is accurate only as of the date on the front of that document and that any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document. Our business, financial condition, results of operations and prospects may have changed since those dates. Before making an investment decision, you should read this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information” in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus and, accordingly, the descriptions of the securities contained in this prospectus are subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanying prospectus supplement. The prospectus supplement also may add, update or change information contained in this prospectus, including information about us. Therefore, for a complete understanding of our business, the offering and the offered securities, you should read both this prospectus and any accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless the context indicates otherwise, the words “United Natural Foods,” “the company,” “we,” “our,” “ours” and “us” refer to United Natural Foods, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A, and all amendments to those reports, proxy statements and the other materials we file with or furnish to the SEC available free of charge through our website as soon as reasonably practicable after we file such reports with, or furnish such reports to, the SEC.  Our SEC filings are available to the public on the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549.  You can obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  Our common stock is listed on the NASDAQ Global Select Market under the symbol “UNFI.”  Our Internet address is http://www.unfi.com.  The contents of our website are not part of this prospectus and our Internet address is included in this document as an inactive textual reference only.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update and may supersede this information.  We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (other than any portions of any such documents that are furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) prior to the completion of the sales of the securities offered hereby.

•	Our Annual Report on Form 10-K for the year ended August 2, 2008, filed with the SEC on October 1, 2008 (File No. 001-15723);

•	Our Quarterly Report on Form 10-Q for the quarter ended November 1, 2008, filed with the SEC on December 10, 2008 (File No. 001-15723);

•	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2009, filed with the SEC on March 11, 2009 (File No. 001-15723);

•	Our Quarterly Report on Form 10-Q for the quarter ended May 2, 2009, filed with the SEC on June 11, 2009 (File No. 001-15723);

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Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A filed with the SEC on August 8, 2008, September 16, 2008, October 20, 2008, November 12, 2008, February 27, 2009 and September 9, 2009 (File No. 001-15723); and

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The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on October 11, 1996 (File No. 000-21531), registering the common stock under Section 12 of the Exchange Act and any amendment or report subsequently filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this prospectus.

If you make a written or oral request for copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge.  However, we will not send exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents.  You should direct requests for such copies to United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241, Attention:  Investor Relations.  Our telephone number is (860) 779-2800.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties including, but not limited to, those contained in “Risk Factors” and elsewhere in this prospectus because they describe or predict future events or trends and include declarations regarding our intentions, beliefs and expectations. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “predict,” “intend,” “may,” “should,” “will,” and “would,” the negative of such words or similar words.  Any forward-looking statements in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, possibly materially.

The important factors listed under “Part I. Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, under “Part II. Item 1A. Risk Factors” in Quarterly Reports on Form 10-Q filed with the SEC after the date of that Annual Report and in Current Reports on Form 8-K filed with the SEC after the date of that Annual Report, each of which is incorporated by reference herein, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in these forward-looking statements.  You should be aware that the occurrence of the events described under “Risk Factors” in our most recent Annual Report on Form 10-K, in Quarterly Reports on Form 10-Q filed with the SEC after the date of that Annual Report and in Current Reports on Form 8-K filed with the SEC after the date of that Annual Report could have an adverse effect on our business, results of operations and financial position.  Any forward-looking statements speak only as of the date of this prospectus or any prospectus supplement, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

UNITED NATURAL FOODS, INC.

We are a leading distributor of natural, organic and specialty foods and non-food products in the United States. We carry products in six product categories: grocery and general merchandise, produce, perishables and frozen foods, nutritional supplements, bulk and food service products and personal care items. The majority of our customers are independently owned natural products retailers, supernatural chains, and conventional supermarkets. Our other distribution channels include food service, international and buying clubs.  Our operations are comprised of our wholesale division, our retail division and our manufacturing division.

We were the first organic food distribution network in the United States designated as a “Certified Organic Distributor” by Quality Assurance International, Inc., or QAI.  This process involved a comprehensive review by QAI of our operating and purchasing systems and procedures.  This certification covers all of our broadline distribution centers other than our recently opened York, Pennsylvania facility for which we are currently seeking certification, but does not cover our specialty distribution centers.

Wholesale Division

Our wholesale division includes our Eastern and Western Regions, UNFI Specialty Distribution, Albert’s Organics, Inc., or Albert’s, and Select Nutrition.  Our Eastern and Western Regions, which comprise our broadline distribution business, distribute natural and organic products in all of our product categories to customers throughout the United States.  Through UNFI Specialty Distribution, we distribute specialty food items (including ethnic, kosher, gourmet, organic and natural foods), health and beauty care items and other non-food items.  Through Albert’s, we distribute organically grown produce and non-produce perishables, such as organic milk, dressings, eggs, juices, poultry and various other refrigerated specialty items. Through Select Nutrition, we distribute health and beauty aids, vitamins, minerals and supplements.

Retail Division

We own and operate 13 natural products retail stores through our subsidiary Natural Retail Group, Inc.  As an operator of retail stores, we have the ability to test market select products prior to offering them nationally.  We can then evaluate consumer reaction to the product without incurring significant inventory risk.  We also are able to test new marketing and promotional programs within our stores prior to offering them to our broader customer base.

Manufacturing Division

Our manufacturing division is comprised of our subsidiary Woodstock Farms, which we previously referred to as Hershey Import Company, Inc., and our Blue Marble Brands division.  Woodstock Farms specializes in the international importation, roasting and packaging of nuts, seeds, dried fruits and snack items.  We sell these items in bulk in our own packaged snack lines and through private label packaging arrangements.  Through Blue Marble Brands, we offer branded product lines that address certain needs or preferences of customers of our wholesale division, which are not otherwise being met by other suppliers.

We are a Delaware corporation.  Our headquarters are located at 260 Lake Road, Dayville, Connecticut 06241, and our telephone number is (860) 779-2800.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Part I. Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and under “Part II. Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q filed with the SEC after the date of that Annual Report and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), including documents we file with the SEC after the date of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement, before making a decision to invest in our securities.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include the repayment or refinancing of all or a portion of any indebtedness outstanding at a particular time, increasing our working capital, acquisitions and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Set forth below is our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended	Twelve Months Ended

	May 2, 2009	August 2, 2008	July 28, 2007	July 29, 2006	July 31, 2005	July 31, 2004

Ratio of Earnings to Fixed Charges	4.8x	3.8x	5.0x	4.8x	6.3x	4.9x

For purposes of calculating the ratio of earnings to fixed charges, “earnings” consists of pre-tax income from continuing operations before adjustment for income or loss from equity investees; plus fixed charges; plus amortization of capitalized interest; minus capitalized interest.  “Fixed charges” is the sum of expensed and capitalized interest and amortized premiums, discounts and capitalized expenses related to indebtedness.

As of the date of this prospectus, we have no preferred stock outstanding and, accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

DESCRIPTION OF CAPITAL STOCK

We summarize below some of the provisions that will apply to our common stock or preferred stock unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the common stock or preferred stock will be contained in the prospectus supplement. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

The following description of our capital stock sets forth certain general terms of our common stock and preferred stock to which any prospectus supplement may relate. This section also summarizes certain relevant provisions of the Delaware General Corporation Law, which we refer to as the DGCL.  The terms of our Amended and Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, and our Amended and Restated Bylaws, or our Bylaws, as well as the terms of the DGCL, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

Our authorized capital stock consists of (i) 100,000,000 shares of common stock, par value $0.01 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share. As of August 1, 2009, 43,007,952 shares of our common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock.  Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights.  The outstanding shares of our common stock are, and the shares offered by us pursuant to this prospectus and the accompanying prospectus supplement will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series at any time or from time to time.  Each such series of preferred stock will have rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by our board of directors.

All shares of preferred stock offered pursuant to this prospectus and the accompanying prospectus supplement will, when issued and paid for, be fully paid and nonassessable. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of shares of our common stock or which holders of our common stock might believe to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Matters

Delaware Business Combination Statute

Under Section 203 of the DGCL, a corporation is prohibited from engaging in any business combination with a stockholder who, together with its affiliates or associates, owns (or who is an affiliate or associate of the corporation and within a three-year period did own) 15% or more of the corporation’s outstanding voting stock (which we refer to as an “interested stockholder”) for a three-year period following the time the stockholder became an interested stockholder, unless:

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prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

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at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

•	mergers and consolidations with or caused by an interested stockholder;

•	sales or other dispositions of 10% or more of the assets of a corporation to an interested stockholder;

•	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of a corporation or its subsidiaries; and

•	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Because our Certificate of Incorporation and Bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving us.

Provisions of our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation provides for the division of our board of directors into three classes as nearly equal in size as possible with staggered three-year terms. In addition, our Certificate of Incorporation provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote.  Under our Certificate of Incorporation, any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

Our Certification of Incorporation also provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may be taken only if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting.  Our Certificate of Incorporation further provides that special meetings of the stockholders may only be called by the chairman of the board of directors, the chief executive officer or, if none, the president of the company, or by the board of directors.  Under our Bylaws, in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with certain requirements regarding advance notice to the company. The foregoing provisions could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.  These provisions also may discourage another person or entity from making a tender offer for our common stock because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent.

The DGCL provides, generally, that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.  Our Certificate of Incorporation and our Bylaws require the affirmative vote of the holders of at least two-thirds of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a warrant agent that we will name in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation to, or agency or trust relationship with, holders of the warrants. We will file a copy of the form of warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and of the warrant agreements under which the warrants are issued.  If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.  These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•
the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price and the amount of securities that will be received upon exercise;

•	the dates or periods during which the warrants are exercisable;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	the right we have, if any, to redeem the warrants;

•	information with regard to book-entry procedures, if any;

•	any material United States federal income tax considerations; and

•	any other specific terms of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities we offer will be issued under an indenture between us and a trustee to be named therein. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The following description of the debt securities we may offer does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture under which such debt securities are issued, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.  You should read the indenture because it, and not this description, defines your rights as a holder of our debt securities.

General

We may issue an unlimited amount of debt securities under the indenture. The debt securities will be our direct unsecured obligations. Any senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt and liabilities, including trade payables, guarantees, lease obligations and letter of credit obligations.  Any subordinated debt securities will be subordinate and junior in right of payment to all of our present and future Senior Indebtedness (as defined below) to the extent and in the manner described in the accompanying prospectus supplement.

The relevant prospectus supplement for a series of debt securities that we issue will describe the material terms of the debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable;

•	the date or dates on which the debt securities may be issued;

•	the person or persons to whom interest shall be payable, if other than the persons in whose names the debt securities are registered;

•	the rate or rates at which the debt securities will bear interest, if any;

•
the date from which interest, if any, on the debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•	our right, if any, to extend interest payment periods and the duration of any extension;

•
the place or places where the principal of and any premium and interest on the debt securities will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	if the principal, premium or interest are to be payable in securities or other property, the type and amount of such securities or property, or the means by which such amount will be determined;

•	the index, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	any redemption, repayment or sinking fund provisions;

•	the denominations in which the debt securities will be issuable;

•
the currency or currency unit of payment if other than U.S. dollars, and, if applicable, the period or periods within which, and the terms and conditions upon which, election of payment in a different currency may be made;

•
any addition to or change in the events of default described in this prospectus or in the indenture applicable to the debt securities, any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable, and any addition to or change in the covenants described in this prospectus or in the indenture;

•	the terms and conditions upon which the debt securities will be convertible or exchangeable, if any;

•	whether debt securities will be issued in whole or in part form of one or more global securities, and the depositary(ies) of any global securities;

•	any and all matters incidental to debt securities that may be issuable as bearer securities, if any;

•	any collateral security, assurance or guarantee;

•	the amount of discount of any debt securities to be issued as discount securities;

•	form of the debt securities;

•	whether the debt securities are subject to defeasance;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•	for debt securities to be issued upon the exercise of debt warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•	any rights or duties of another person to assume our obligations with respect to the debt securities, and any rights or duties to discharge and release any obligor with respect to the debt securities;

•
whether and under what circumstances we will pay additional amounts to any holder of debt securities who is not a United States person or entity in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•
any obligation we have to permit the debt securities to be converted into or exchanged for our common stock, other debt securities or property and the terms and conditions upon which such conversion or exchange will be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, any adjustment of the applicable conversion or exchange price or rate and any requirements relative to the reservation of such shares for purposes of conversion or exchange);

•	if convertible or exchangeable, any applicable limitations on the ownership or transferability of the debt securities or property into which such debt securities are convertible or exchangeable;

•	whether the debt securities are guaranteed and any provisions relating to any guarantee of the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

The indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the debt securities special protection in the event of a highly leveraged transaction.

Conversion or Exchange

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities.  If any debt securities being offered are convertible into or exchangeable for common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include whether conversion or exchange is mandatory, at the option of the holder or at our option, and the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange.

Subordination

The extent to which a particular series of subordinated debt securities is subordinated to our Senior Indebtedness will be set forth in the prospectus supplement for that series and the indenture may be modified by a supplemental indenture to reflect such subordination provisions.

 “Senior Indebtedness” means all indebtedness and obligations (other than non-recourse obligations and securities subject to the subordination provisions of the indenture) of, or guaranteed or assumed by, us (a) for borrowed money and (b) that are evidenced by bonds, debentures, notes or other similar instruments, in each case, whether outstanding on the date of the indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations, excluding in any such case (i) trade accounts payable, (ii) accrued liabilities arising in the ordinary course of business, (iii) our indebtedness to any of our subsidiaries, or (iv) indebtedness or obligations for which the instrument by which such indebtedness or obligations are created, incurred, assumed or guaranteed by us provides that they are subordinated, or are not superior, in right of payment to any subordinated debt securities.

The indenture provides that any subordinated debt securities will be subordinate in right of payment to all of our Senior Indebtedness. This means that upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of us, whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, the holders of all Senior Indebtedness will be entitled to be paid in full before the holders of any subordinated debt securities are paid.  In addition, unless all principal of and any premium or interest on our Senior Indebtedness has been paid in full, no payment or other distribution may be made with respect to any subordinated debt securities

•	during the continuation of any default in the payment of principal, premium or interest on any Senior Indebtedness beyond any applicable grace period;

•
if any event of default with respect to any Senior Indebtedness has occurred and is continuing which permits the holders of that Senior Indebtedness to accelerate the maturity of that Senior Indebtedness, whether or not the maturity is in fact accelerated;

•	if any judicial proceeding is pending with respect to a payment default or event of default described in the previous two clauses; or

•	if any principal, premium or interest in respect of any subordinated debt securities have been declared due and payable before their stated maturity;

unless, any such default has been cured or waived or ceased to exist and any related acceleration has been rescinded.  (Indenture, Sections 13.02 and 13.03.)

If the trustee for any series of subordinated debt securities or any holders of such subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of our Senior Indebtedness.

Notwithstanding the restrictions on our ability to make payments with respect to the subordinated debt securities described above, the indenture provides that if we deposit or cause to be deposited with the trustee funds in trust for the purpose of defeasing our obligations with respect to the subordinated debt securities in accordance with the indenture, no funds so deposited, and no proceeds thereon, will be subject to any rights of the holders of Senior Indebtedness, including any right of subordination, from and after the 91st day after such deposit was made. (Indenture, Section 13.01.)

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. (Indenture, Section 13.02.)  This means that the trustee and the holders of such subordinated debt securities can take action against us, but they will not receive any money until the claims of the holders of our Senior Indebtedness have been fully satisfied.

Global Securities

We may issue debt securities of a series in whole or in part in the form of one or more fully registered global debt securities, each of which we refer to in this prospectus as a registered global security, that we will deposit with a depositary (or with a nominee of a depositary) identified in the prospectus supplement relating to such series and registered in the name of the depositary (or a nominee). The face of such registered global securities will set forth the aggregate principal amount of the series of debt securities that such global registered securities represent. The depositary (or its nominee) will not transfer any registered global security unless and until it is exchanged in whole or in part for debt securities in definitive registered form, except that:

•	the depositary may transfer the whole registered global security to a nominee;

•	the depositary’s nominee may transfer the whole registered global security to the depositary;

•	the depositary’s nominee may transfer the whole registered global security to another of the depositary’s nominees; and

•	the depositary (or its nominee) may transfer the whole registered global security to its (or its nominee’s) successor.

Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities.

Generally, ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, which persons are referred to in this prospectus as participants, or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such registered global security that are beneficially owned by such participants.

Any dealers, underwriters or agents participating in the distribution of such debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global security and they will only be able to transfer such interests through the depositary’s records. For beneficial owners who hold through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These restrictions and such laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary (or its nominee) is the record owner of a registered global security, such depositary (or its nominee) will be considered the sole owner or holder of the debt securities represented by such registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by such registered global security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders under the indenture. Accordingly, each beneficial owner owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders, or if any owner of a beneficial interest in a registered global security desires to give or take any action allowed under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Application of Payments

Payments of principal of, and premium and interest, if any, on, debt securities represented by a registered global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of such registered global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and neither will the trustee and its agents.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of such registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Withdrawal of Depositary

If the depositary for any debt securities represented by a registered global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed within 90 days, or if a default or Event of Default (as described below) has occurred, debt securities in definitive form will be issued in exchange for the relevant registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, debt securities of such series in definitive form will be issued in exchange for all of the registered global securities representing such debt securities.  After that exchange, the choice of whether to hold the debt securities issued in definitive form directly or in street name will be up to the participant.  Participants must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.  Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names that the depositary gives to the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security. (Indenture, Section 3.05.)

Payment and Paying Agents

Unless the relevant prospectus supplement indicates otherwise, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a special record date that shall be no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or in any other manner permitted by any securities exchange on which that debt security may then be listed, if the trustee finds it practicable. (Indenture, Section 3.07.)

Unless the relevant prospectus supplement indicates otherwise, principal of, and premium and interest, if any, on, the debt securities will be payable at the office of the paying agent designated by us. Unless otherwise indicated in the relevant prospectus supplement, the corporate trust office of the trustee will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the relevant prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Indenture, Section 6.02.)

All moneys paid by us to a paying agent for the payment of the principal of, or premium or interest, if any, on, any debt security which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment. (Indenture, Section 6.03.)

Registration and Transfer

If debt securities at any time are issued otherwise than as registered global securities, the transfer of the debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the trustee. We may change the place for registration of transfer and exchange of the debt securities and designate additional places for registration of transfer and exchange. (Indenture, Section 6.02.)

No service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the debt securities of any series during the 15 days prior to the date on which notice of redemption of any debt securities of that series is mailed or any debt security that is selected for redemption. (Indenture, Section 3.05.)

Defeasance

The indenture provides that we may defease and be discharged from all obligations with respect to the debt securities and the indenture, which we refer to as legal defeasance, or be released from our obligations under certain covenants under the indenture with respect to the debt securities (as described below) such that our failure to comply with the defeased covenants will not constitute an Event of Default, which we refer to as covenant defeasance. Following a legal defeasance of a series of debt securities, payment of those debt securities may not be accelerated because of an Event of Default. Following a covenant defeasance of a series of debt securities, payment of those debt securities may not be accelerated because of an Event of Default caused by our failure to comply with the defeased covenants or an Event of Default relating to our bankruptcy, insolvency or reorganization.

If we satisfy the conditions necessary to effect a covenant defeasance with respect to a series of debt securities, we will be released from our obligations under:

(i)	any covenants in the indenture relating to consolidations, mergers or sales of assets (see “Consolidation, Merger and Sale of Assets” below);

(ii)	any covenants applicable specifically to any series that was established by the instruments creating the series; and

(iii)
if such series of debt securities is subordinated, as further described in the prospectus supplement related to such series, the subordination provisions of the indenture and of any supplemental indenture, board resolution or officers’ certificate establishing the terms of such series.

We may effect a legal defeasance or a covenant defeasance if:

(i)
we irrevocably deposit in trust with the trustee money or Eligible Obligations (which are defined in the indenture and principally consist of obligations of, or guaranteed by, the United States) or a combination of money and Eligible Obligations, which will be sufficient to pay when due the principal of, and any premium and interest on, the debt securities;

(ii)	no default or Event of Default with respect to the applicable series of debt securities has occurred and is continuing;

(iii)         the legal defeasance or covenant defeasance will not:

(a)	cause the trustee to have a conflicting interest for the purposes of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act;

(b)
result in the trust arising from the deposit with the trustee of funds to pay all amounts due under the debt securities constituting, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(c)	result in a breach or violation of, or constitute a default under, the indenture or any other agreement to which we are a party or by which we are bound; and

(d)	cause any debt securities then listed on any national securities exchange to be delisted;

(iv)	we deliver to the trustee a customary opinion of counsel (in addition to the tax opinion described below);

(v)	we comply with any additional terms, conditions or limitations imposed in any supplemental indenture relating to the debt securities defeased;

(vi)           we pay the applicable fees and expenses of the trustee; and

(vii)	we deliver to the trustee a customary officers’ certificate stating that we have complied with all conditions precedent to the legal defeasance or the covenant defeasance.

We may not effect a legal defeasance or a covenant defeasance unless we deliver to the trustee an opinion of counsel to the effect that the holders of the affected debt securities will:

(i)	not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or the covenant defeasance, and

(ii)	be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred.

(Indenture, Article Seven.)

Consolidation, Merger and Sale of Assets

Under the terms of the indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets as, or substantially as, an entirety to any entity, unless:

(i)
the surviving or successor entity is organized and validly existing under the laws of the United States, a state of the United States or the District of Columbia and it expressly assumes our obligations on all debt securities outstanding under the indenture;

(ii)
immediately after giving effect to the transaction, no Event of Default under the indenture or no event which, after notice or lapse of time or both, would become an Event of Default under the indenture shall have occurred and be continuing; and

(iii)	we have delivered to the trustee an officers’ certificate and an opinion of counsel as provided in the indenture.

(Indenture, Section 11.01.)

Upon any consolidation with or merger into another person, or any conveyance, or other transfer or lease of our properties and assets as or substantially as an entirety to any other person as described above, the successor person or the person to which such conveyance, transfer or lease is made would succeed to, and be substituted for, us under the indenture, and may exercise every right and power of ours under the indenture, and except in the case of a lease we would be relieved of all obligations and covenants under the indenture and on the debt securities then outstanding. (Indenture, Section 11.02.)

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:

(i)
there could be a disagreement between us and the holders of debt securities over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the indenture and, consequently, whether a failure to assume such obligations would result in an Event of Default under the indenture;

(ii)
in the event that the holders of debt securities attempt to declare an Event of Default under the indenture and exercise their acceleration rights under the indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase “substantially as an entirety”; and

(iii)	it may be difficult for holders of debt securities to declare an Event of Default under the indenture and exercise their acceleration rights.

Event of Default

The term “Event of Default,” when used in the indenture with respect to any debt securities issued thereunder, means any of the following:

(i)	failure to pay interest on such debt securities within 30 days after it is due;

(ii)	failure to pay the principal of or premium, if any, on any such debt securities when due;

(iii)	failure to pay a mandatory sinking fund payment, if any, within 30 days after it is due;

(iii)
subject to our right to effect a legal or covenant defeasance (as described above under “Defeasance”), failure to perform or breach of any covenant or warranty in the indenture, except for a covenant or a warranty that is solely for the benefit of one or more series of debt securities other than such series of debt securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive a written notice from the holders of at least 33% in aggregate principal amount of the debt securities of that series specifying such default or breach and requiring that it be remedied; provided, however, that if we initiate corrective action within 90 days after receipt of notice from the trustee or the holders of the debt securities, such period will be extended for as long as we continue to diligently pursue such action;

(iv)	events of our bankruptcy, insolvency or reorganization specified in the indenture; or

(v)
any other events of default specified in any supplemental indenture, board resolution or officers’ certificate establishing the terms of any series of debt securities, which event of default will be described in the applicable prospectus supplement.

(Indenture, Section 8.01.)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders. (Indenture, Section 9.02.) The occurrence of an Event of Default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

Remedies

Unless otherwise provided by the terms of an applicable series of debt securities, an Event of Default under the indenture for any series of debt securities occurs and continues, the trustee or the holders of at least 33% in aggregate principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding debt securities that are not subordinated under the indenture, only the trustee or holders of at least 33% in aggregate principal amount of all such outstanding debt securities, voting as one class, and not the holders of any one series, may make that declaration of acceleration.  Similarly, if the Event of Default is applicable to all outstanding subordinated debt securities under the indenture, only the trustee or holders of at least 33% in aggregate principal amount of all such outstanding subordinated debt securities, voting as one class, and not the holders of any one series, may make that declaration of acceleration.  (Indenture, Section 8.02.)

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default under the indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if

(i)           we have paid or deposited with the trustee a sum sufficient to pay:

(a)	all matured installments of interest on all debt securities of the series;

(b)	the principal of and premium, if any, on any debt securities of the series which have become due otherwise than by acceleration;

(c)
interest on overdue interest (to the extent allowed by law) and on principal and any premium which have become due otherwise than by acceleration at the prescribed rates, if any, set forth in such debt securities; and

(d)           all amounts due to the trustee under the indenture; and

(ii)
any other Event of Default under the indenture with respect to the debt securities of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the indenture.

Even if we have deposited with the trustee a sum sufficient to pay all of the obligations described in clauses (i)(a) through (i)(d) above, no such amounts may be paid to holders of any subordinated debt securities if the making of such payments would violate the subordination provisions of the indenture or of the supplemental indenture, board resolution or officers’ certificate establishing the terms of such subordinated debt securities.  (Indenture, Section 8.06.)  See “Subordination” above for additional information regarding the subordinated debt securities we may issue.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (Indenture, Section 8.02.)

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. (Indenture, Section 903.) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred upon the trustee. However, if the Event of Default under the indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. (Indenture, Section 8.12.) The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture.

No holder of debt securities of any series will have any right to institute any proceeding under the indenture, or for any remedy under the indenture, unless:

(i)	the holder has previously given to the trustee written notice of a continuing Event of Default under the indenture;

(ii)
the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default under the indenture shall have occurred and be continuing, considered as one class, have made a written request to the trustee, and have offered reasonable indemnity to the trustee, to institute proceedings;

(iii)           the trustee has failed to institute any proceeding for 60 days after notice; and

(iv)
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default under the indenture has occurred and is continuing, considered as one class.

In addition, no holder of debt securities will have any right to institute any action under the indenture to disturb or prejudice the rights of any other holder of debt securities. (Indenture, Section 8.07.)

However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal of, or premium or interest, if any, on, the debt security on or after the applicable due date. (Indenture, Section 8.08.)

We will provide to the trustee an annual statement by appropriate officers as to our compliance with all conditions and covenants under the indenture. (Indenture, Section 6.06.)

Modification and Waiver

Without the consent of any holder of debt securities issued under the indenture, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

(i)	to evidence the assumption by any permitted successor of our covenants in the indenture and in the debt securities;

(ii)	to add to our covenants or to surrender any of our rights or powers under the indenture;

(iii)	to add additional Events of Default under the indenture;

(iv)
to change, eliminate or add any provision to the indenture; provided, however, that, except as otherwise expressly permitted in the indenture, if the change will adversely affect the interests of the holders of debt securities of any series in any material respect, the change, elimination or addition will become effective only:

(a)	when the consent of the holders of debt securities of such series has been obtained in accordance with the indenture; or

(b)	when no debt securities of the affected series remain outstanding under the indenture;

(v)	to secure the debt securities;

(vi)	to establish the form or terms of debt securities of any series as permitted by the indenture;

(vii)	to provide for the authentication and delivery of bearer securities;

(viii)	to evidence and provide for the acceptance of appointment of a successor trustee;

(ix)	to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

(x)
to change any place where principal, premium, if any, and interest, if any, shall be payable, debt securities may be surrendered for registration of transfer or exchange, and notices or demands to us may be served;

(xi)
to cure any ambiguity or inconsistency or to make any other changes to provisions with respect to matters and questions arising under the indenture; provided that the action does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

(xii)
to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act and to add to the indenture such other provisions as may be expressly required under the Trust Indenture Act.

(Indenture, Section 12.01.)

The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding may waive our compliance with the requirements that we:

(i)	preserve our corporate existence and

(ii)	adhere to the restrictions on consolidation, merger and conveyance contained in the indenture.

The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding and with respect to which compliance is to be omitted, considered as one class, may waive our compliance with the requirements that we:

(i)	maintain an office or agency where payment of the debt securities can be made and notices and demands relating to the debt securities can be delivered and

(ii)	comply with any additional covenants or restrictions with respect to a particular series of debt securities established in the instrument creating the series.

(Indenture, Section 6.07.)

The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest, if any, and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected, as described below. (Indenture, Section 8.13.)

If any provision of the indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the indenture, the provision of the Trust Indenture Act will control. If any provision of the indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act will be deemed to apply to the indenture as so modified or to be excluded. (Indenture, Section 1.08.)

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series or tranches of debt securities outstanding are directly affected by a proposed supplemental indenture, the consent only of the holders of a majority in aggregate principal amount of all series or tranches, as the case may be, that are directly affected will be required. No such amendment or modification may:

(i)
change the stated maturity of the principal of, or any installment of principal of or, except if the interest payment has been extended as provided in the indenture, interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made; or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

(ii)
reduce the percentage in principal amount of the outstanding debt securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences without the consent of all the holders of the series; or

(iii)
modify certain of the provisions of the indenture relating to supplemental indentures, restrictions on the ability of the holders of the debt securities to waive covenant compliance (as described above) and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

(Indenture, Section 12.02.)

A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the indenture of the holders of the debt securities of any other series. (Indenture, Section 12.02.)

The indenture provides that debt securities owned by us, any other obligor upon the debt securities or an affiliate of ours or the other obligor will be disregarded and considered not to be outstanding in determining whether the required holders of all of the debt securities or of any particular series of debt securities have given a request or consent unless we, the other obligor or the affiliate owns all of the debt securities or all of the particular series of debt securities (except if more than one series is voting together as a class, in which case the debt securities of the series owned entirely by us, the other obligor or the affiliate will be disregarded). (Indenture, Section 1.01.)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security. (Indenture, Section 1.04.)

Resignation of the Trustee; Removal

The trustee may resign at any time by giving written notice to us, or the holders of a majority in principal amount of any series of debt securities may remove the trustee at any time by giving written notice to us and the trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned, and the successor will be deemed to have been appointed as trustee in accordance with the indenture. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. (Indenture, Section 9.10.) If the trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the trustee generally must either eliminate the conflicting interest or resign within 90 days. (Indenture, Section 9.08.)

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for debt securities. (Indenture, Section 1.06.)

Title

We, the trustee and any agent of us or the trustee may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not the debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 3.08.)

Governing Law

The indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 1.13.)

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any combination of these methods of sale.  We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the securities and the proceeds that we will receive from the sale and (iii) any securities exchange on which the securities will be listed.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities and certain other legal matters relating to the offer and sale of the securities offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements as of August 2, 2008 and July 28, 2007 and for each of the fiscal years in the three-year period ended August 2, 2008, and the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of August 2, 2008 incorporated in this prospectus by reference to United Natural Foods, Inc.’s Annual Report on Form 10-K for the fiscal year ended August 2, 2008 have been so incorporated in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The audit report on the effectiveness of internal control over financial reporting as of August 2, 2008 contains an explanatory paragraph that states that on November 2, 2007, the Company acquired Distribution Holdings, Inc. (“DHI”) and its wholly-owned subsidiary, Millbrook Distribution Services (“Millbrook”), and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of August 2, 2008, DHI and Millbrook’s internal control over financial reporting with associated assets of $171,090,000 (of which $95,016,000 represents goodwill and intangible assets included within the scope of the assessment) and total revenue of $211,385,000 generated by DHI and Millbrook that was included in the Company’s consolidated financial statements as of and for the year ended August 2, 2008.  KPMG LLP’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of DHI and Millbrook.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities are as follows:

Registration fee	$ *
Printing and engraving fees	**
Rating agency fees	**
Stock exchange listing fees	**
Accounting fees	**
Legal fees	**
Trustee’s fees and expenses	**
Miscellaneous	**
Total	$ **

*
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, the registrant is deferring payment of the registration fee associated with this registration statement.

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses incurred in connection with the issuance and distribution of such securities are not currently determinable. The estimate of such expenses incurred in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides that a corporation has the power to indemnify any person, including any officer or director, who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such suit, action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided, that, in the case of any threatened, pending or completed action by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper.  Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation is required under the DGCL to indemnify such person against any expenses (including attorneys’ fees) reasonably incurred by such person in connection with the action.

Article Ninth of our Amended and Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, provides that, subject to our determination of a director’s or officer’s entitlement to indemnification, we must indemnify any director or officer of the company who is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that he is or was, or has agreed to become, a director or officer of the company, or is or was serving, or has agreed to serve, at the request of the company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  However, we are not required to indemnify any director or officer with respect to any Proceeding by or in the right of the company as to which such director or officer shall have been adjudged to be liable to the company, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses.  Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter therein, we are required to indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by or on his behalf in connection therewith.

We are not required to make the above-described indemnification payments if we determine (in the manner provided in the Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of such a determination by us, or if we fail to make an indemnification payment within 60 days after such payment is claimed by a director or officer, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give us notice of the Proceeding for which indemnity is sought and we have the right to participate in such Proceeding or assume the defense thereof.

Article Ninth of our Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and that, in the event that the DGCL is amended to expand the indemnification permitted to directors or officers, we must indemnify those persons to the fullest extent permitted by such law as so amended.

We are required to advance to a director or officer, at his request, expenses incurred in defending a Proceeding upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

We have entered into indemnification agreements with our directors and executive officers that provide such persons indemnification and expense reimbursement rights on the same terms as the provisions of the Certificate of Incorporation described above.  The indemnification agreements also set forth the procedures that will apply in the event a director or officer makes a claim against us for indemnification, and further provide that we have the burden of proving that a director or officer is not entitled to indemnification with respect to any Proceeding.  Our obligations under each of these agreements survive until the later of (i) the sixth anniversary of the date on which the director or officer ceases to serve as a director or officer of the company or (ii) the final termination of all Proceedings pending on such sixth anniversary.

We have purchased a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacity as directors or officers.

Article Eighth of our Certificate of Incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, none of our directors will be personally liable to the company or our stockholders for monetary damages for any breach of fiduciary duty as a director.

The above discussion of our Certificate of Incorporation, Section 145 of the DGCL and our indemnification agreements is not intended to be exhaustive and is qualified in its entirety by the actual provisions of the Certificate of Incorporation, that statute and the indemnification agreements.

ITEM 16. EXHIBITS.

	Exhibit No.	Description of Exhibit and Reference
*	1.1	Form of Underwriting or Sales Agency Agreement for Common Stock
*	1.2	Form of Underwriting Agreement for Preferred Stock
*	1.3	Form of Underwriting Agreement for Warrants
*	1.4	Form of Underwriting Agreement for Debt Securities
	3.1	Amended and Restated Certificate of Incorporation (Filed as Exhibit 3.1 to the registrant’s Form 10-Q for the quarter ended January 31, 2005 (File No. 001-15723) and incorporated by reference herein)
	3.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation (Filed as Exhibit 3.1 to the registrant’s Form 10-Q for the quarter ended January 28, 2006 (File No. 001-15723) and incorporated by reference herein)

	3.3	Amended and Restated Bylaws, as amended on September 13, 2007 (Filed as Exhibit 3.1 to the registrant’s Form 8-K filed September 19, 2007 (File No. 001-15723) and incorporated by reference herein)
	4.1
Specimen Certificate for shares of Common Stock, $0.01 par value (Filed as Exhibit 4.1 to the registrant’s Form 10-K for the year ended July 31, 2004 (File No. 001-15723) and incorporated by reference herein)

*	4.2	Form of Certificate of Designation of Preferred Stock, $0.01 par value
*	4.3	Specimen Certificate for shares of Preferred Stock, $0.01 par value
*	4.4	Form of Warrant Agreement
*	4.5	Form of Warrant
**	4.6	Form of Indenture for Debt Securities
*	4.7	Form of Note
**	5.1	Opinion of Bass, Berry & Sims PLC
**	12.1	Computation of Ratio of Earnings to Fixed Charges
**	23.1	Consent of KPMG LLP (Independent Registered Public Accounting Firm)
	23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
**	24.1	Power of Attorney (contained on signature pages of this Registration Statement)
***	25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture relating to the registrant’s debt securities

*      To be filed by an amendment to this registration statement or as an exhibit to a subsequent Current Report on Form 8-K to be incorporated herein by reference.

**     Filed herewith.

***  To be incorporated herein by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
That, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
To supplement the prospectus, after the expiration of the subscription period for any warrant or rights offering, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

8.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9.
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayville, State of Connecticut, on the 9th day of September, 2009.

UNITED NATURAL FOODS, INC.

By: /s/ Mark E. Shamber
        Mark E. Shamber
        Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark E. Shamber and Steven L. Spinner and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments and amendment pursuant to Section 462 of the Securities Act) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven L. Spinner Steven L. Spinner	President, Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2009

/s/ Mark E. Shamber Mark E. Shamber	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 9, 2009

/s/ Michael S. Funk Michael S. Funk	Chair of the Board and Director	September 9, 2009

/s/ Thomas B. Simone Thomas B. Simone	Vice Chair of the Board, Lead Independent Director and Director	September 9, 2009

/s/ Gordon D. Barker Gordon D. Barker	Director	September 9, 2009

/s/ Joseph M. Cianciolo Joseph M. Cianciolo	Director	September 9, 2009

/s/ Gail A. Graham Gail A. Graham	Director	September 9, 2009

/s/ James P. Heffernan James P. Heffernan	Director	September 9, 2009

/s/ Peter Roy Peter Roy	Director	September 9, 2009